UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Executive Officer Base Compensation
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On January 26, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Registrant approved base compensation, effective for the first pay period of 2005, for executive officers of the Registrant. Base compensation for those executive officers expected to be named in the 2005 proxy statement (the "NEOs"), other than William R. Nuti, the Registrant's Chief Executive Officer, is contained in the Registrant's 2005 Base Compensation Table for the NEOs, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The base compensation levels for the NEOs were determined following a thorough review of the performance and responsibilities of each NEO by the Chief Executive Officer and the Committee. Mr. Nuti's compensation for 2005 is expected to be reviewed and approved at the Committee's next meeting.

Executive Bonus Plan
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On January 26, 2005, the Committee approved 2005 target percentages of base salary bonus amounts for the NEOs (other than for the Chief Executive Officer) in accordance with the Registrant's Executive Bonus Plan ("Executive Bonus Plan"), previously filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2004 and incorporated herein by reference. The Executive Bonus Plan provides for the payment of cash bonuses to the executive officers of the Registrant as determined at or following the end of the respective performance period selected by the Committee, in accordance with targets established at or near the beginning of the respective performance period. Pursuant to the Executive Bonus Plan, the Chief Executive Officer of the Registrant recommends to the Committee (i) the employees eligible for awards under the Executive Bonus Plan, (ii) the amount of the recommended award (by individual or class of individuals and stated as a dollar amount or a percentage of base salary), and (iii) any factors that should be considered by the Committee or the Board in connection with their consideration of the Chief Executive Officer's recommendations in their determinations. Factors that may be considered in determining the amount of cash bonuses paid to executive officers are, among others, the executive officer's individual performance, which may be measured by the quality of strategic plans, organizational and management development, special project leadership and similar indicators of individual performance or other measures, and the Registrant's financial performance, which may be measured by net income, cash flow, earnings per share, return on equity, total return to stockholders in the form of stock price appreciation and dividends, if paid (as such terms are defined in the Executive Bonus Plan), or other measures. Notwithstanding the foregoing, bonuses shall be payable to the NEOs upon the attainment of certain performance goals related to the Company's net income, cash flow, earning per share or other financial metrics determined by the Committee. Bonuses otherwise payable to any NEO may be decreased (but not increased) by the Committee in its discretion. The maximum amount that may be paid under the Executive Bonus Plan to any NEO in any fiscal year is $6 million.

Participation levels for 2004 under the Executive Bonus Plan were set by the Committee at percentages of base salaries in accordance with the terms of the Executive Bonus Plan in early 2004. Awards under the Executive Bonus Plan with respect to the Registrant’s fiscal year ended December 31, 2004 are expected to be calculated in February upon finalization of the Registrant's financial statements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number Description
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99.1 Symbol Technologies, Inc. 2005 Base Compensation Table for the
NEOs

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

February 1, 2005	By:	Mark T. Greenquist

Name: Mark T. Greenquist
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	2005 Base Compensation Table for the NEOs